Exhibit 99.1

BAXTER ANNOUNCES CEO RETIREMENT AND APPOINTMENT OF COO

•	José (Joe) E. Almeida to retire as Chair, President and Chief Executive Officer

•	Lead Independent Director Brent Shafer appointed Chair and Interim CEO

•	Board has initiated a comprehensive search to select full-time replacement

•	Heather Knight appointed Chief Operating Officer

DEERFIELD, Ill., FEB. 3, 2025 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today announced that José (Joe) E. Almeida, chair, president and chief executive officer (CEO), will retire from his executive roles with the company, effective immediately. He will serve in an advisory capacity through Oct. 31, 2025.

The Baxter Board of Directors has appointed lead independent director Brent Shafer as chair and interim CEO and has initiated a search for a permanent CEO with the assistance of a leading search firm. The Board will evaluate external and internal candidates. In conjunction with his appointment, Brent Shafer is stepping down from his role as lead independent director. Baxter director Nancy Schlichting will assume the role of lead independent director.

“On behalf of the Board, I would like to thank Joe for his leadership and unwavering dedication to Baxter throughout his nine years of service,” said Mr. Shafer. “Joe has guided the company through a period of significant evolution and portfolio repositioning, including the recently closed sale of its Kidney Care business, while navigating market challenges and evolving conditions. Thanks to his leadership, today’s Baxter is better able to fulfill its mission of saving and sustaining lives while delivering increased value for patients, customers, employees and its many other stakeholders. I look forward to supporting Baxter’s important work in service of its mission and working closely with the Board to identify the permanent CEO.”

“It has been an immense honor to lead the exceptionally talented Baxter team, which is united by our mission and passionate about serving the more than 350 million patients who count on us every year. With the key elements of our broad strategic transformation complete, this is the right time for a new CEO to lead the company into its next chapter,” said Mr. Almeida.

Mr. Almeida assumed his roles at the company in January 2016, following more than three decades of distinguished contributions to the healthcare industry. Under his leadership, Baxter meaningfully evolved its strategic positioning, reorienting the company toward higher-growth end-markets. This strategic shift has most recently centered on the simplification of the business through the divestment of certain non-core assets and the implementation of a new operating model to accelerate innovation and deliver value. During Mr. Almeida’s tenure, the company has also been widely recognized as a socially responsible and sustainable business and as an employer of choice.

Appointment of Chief Operating Officer

Baxter has appointed Heather Knight to the role of executive vice president and chief operating officer (COO), effective immediately. As COO, Ms. Knight will have responsibility for the company’s day-to-day business operations, including global sales, marketing, R&D, supply chain and medical and regulatory affairs. She will report directly to the interim CEO and will also serve as interim group president, Medical Products & Therapies.

“Unifying leadership and oversight of operations across our three post-separation businesses is a natural step in our transformation, best positioning the company to capitalize on our segment operating structure and drive incremental growth through innovation,” said Mr. Shafer. “Heather’s decades of operational expertise and leadership and deep knowledge of the global commercial, operational, medical and regulatory landscape will continue to serve our patients, customers and Baxter well going forward.”

“I’m excited to assume this new role within Baxter, expanding my focus on operational excellence and performance execution across our organization,” said Ms. Knight of her appointment. “Every day I am driven by our mission, and I am inspired by the opportunity we have before us to further advance Baxter for the benefit of patients and healthcare professionals around the world.”

Kidney Care Sale and Financial Outlook

The company completed the sale of its Kidney Care business to Carlyle on Jan. 31, 2025.

The company will now report its fourth-quarter and full-year 2024 earnings results on Feb. 20, 2025. Baxter expects results for the fourth quarter and full-year 2024 to be aligned with the continuing operations guidance previously provided in the company’s third-quarter 2024 earnings announcement.

The company remains committed to its previously announced 2025 financial objectives of 4% to 5% operational sales growth and approximately 16.5% adjusted operating margin. The adjusted operating margin guidance does not currently include any impact from the recently announced U.S. tariffs to be implemented on imports from Mexico, Canada and China. The company is working to quantify the expected impact of these actions, as well as identify potential mitigation opportunities, and plans to provide an update on its fourth-quarter 2024 earnings conference call.

About Brent Shafer

Mr. Shafer was appointed as Baxter’s chair and interim CEO in February 2025, having previously served as lead independent director since February 2023. Prior to joining the Baxter Board in May 2022, Mr. Shafer served as the chairman and CEO of Cerner Corporation from 2018 to 2021. He has worked in the healthcare industry for four decades, holding a number of senior leadership roles at Koninklijke Philips NV, Hillrom, GE Medical Systems, Hewlett Packard’s Medical Products Group and Johnson & Johnson. He also serves on the boards of Tactile Systems Technology and Veracyte.

About Nancy Schlichting

Ms. Schlichting was appointed as Baxter’s lead independent director in February 2025 and has served as a director of the company since December 2021. She joined the board following Baxter’s acquisition of Hillrom, where she had previously served as a director. Ms. Schlichting is the retired president and CEO of Henry Ford Health System in Detroit, Michigan, a non-profit health care organization, serving in this role from June 2003 to January 2017. She joined Henry Ford Health System in 1998 as senior vice president and chief administrative officer, and was promoted to executive vice president and chief operating officer from 1999 to 2003, and president and chief executive officer of Henry Ford Hospital from 2001 to 2003. Ms. Schlichting currently serves as a director of Walgreens Boots Alliance and Encompass Health; a trustee of Kresge Foundation and Duke University; and vice-chair of the Duke University Health System Board.

About Heather Knight

Ms. Knight was appointed as Baxter’s executive vice president and chief operating officer in February 2025. In 2023, she was named to lead the company’s largest segment, Medical Products & Therapies, which she continues to lead on an interim basis. From 2021-2023, she served as president of Baxter’s Americas region and the company’s Acute Therapies, Clinical Nutrition and Medication Delivery business units. She joined the company in 2019 as general manager, U.S. Hospital Products. Throughout her accomplished 30-year career in the healthcare industry, Ms. Knight has held numerous roles in general management, global upstream and commercial capacities at companies including Medtronic, Covidien, Tyco Healthcare and Kendall. She currently serves as a director of Waters Corporation.

About Baxter

Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on X, LinkedIn and Facebook.

Non-GAAP Financial Measures

This release contains certain forward-looking financial measures that are not calculated in accordance with U.S. GAAP (Generally Accepted Accounting Principles). The forward-looking non-GAAP financial measures include forward-looking annual operational sales growth and forward-looking adjusted operating margin for 2025. Those measures are provided on a continuing operations basis and exclude any impact of the Kidney Care segment, which is reported as a discontinued operation.

Forward-looking annual operational sales growth represents the company’s targeted future sales growth excluding sales to Vantive under a manufacturing and supply agreement and assuming foreign currency exchange rates remain constant in future periods. Forward-looking adjusted operating margin excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings.

Baxter has not provided reconciliations of forward-looking annual operational sales growth to a forward-looking estimate of annual GAAP sales growth or forward-looking adjusted operating margin to a forward-looking estimate of GAAP operating margin because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments, unusual gains and losses, and changes in foreign currency exchange rates, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Forward-Looking Statements

This press release contains forward-looking statements concerning the company’s financial results (including the company’s performance for fourth-quarter and full-year 2024 and outlook for 2025) and business development and operational activities. These forward-looking statements are based on assumptions about many important factors, including those set forth in the company’s most recent filings on Form 10-K and Form 10-Q, which could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements. Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings are available on Baxter’s website. Baxter undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact

Stacey Eisen, (224) 948-5353

media@baxter.com

Investor Contact

Clare Trachtman, (224) 948-3020

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